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                                                                      Exhibit 23


                       Consent of KPMG Peat Marwick LLP



The Board of Directors
FMC Corporation:

We consent to incorporation by reference in Registration Statement Nos. 33-7749 and 33-10661 on Form S-8 and Registration Statement Nos. 33-45648 and 33-62415 on Form S-3 of FMC Corporation and consolidated subsidiaries of our report dated January 17, 1996, relating to the consolidated balance sheets of FMC Corporation and consolidated subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, cash flows and changes in stockholders' equity for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the December 31, 1995 annual report on Form 10-K of FMC Corporation and consolidated subsidiaries.

                                       KPMG Peat Marwick LLP



Chicago, Illinois
March 11, 1996

                                                                      EXHIBIT 23







CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements of FMC Corporation and in the related Prospectuses of our report dated January 16, 1996 with respect to the financial statements of United Defense, L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 1995:


      Form S-3 Registration Statement (Registration No. 33-62415)

      Form S-3 Registration Statement (Registration No. 33-45648)

      Form S-8 Registration Statement (Registration No. 33-10661)

      Form S-8 Registration Statement (Registration No. 33-7749)





                                         ERNST & YOUNG LLP





Washington, DC
March 14, 1996